CONTACTS:
Media Inquiries
Ryan Obert
(248) 435-1701
ryan.obert@meritor.com

Investor Inquiries
Todd Chirillo
(248) 435-1571
todd.chirillo@meritor.com

Meritor Reports Third-Quarter Fiscal Year 2022 Results

TROY, Mich. (August 2, 2022) – Meritor, Inc. (NYSE: MTOR) today reported financial results for its third fiscal quarter that ended June 30, 2022.

Third-Quarter Highlights
•Sales of $1,212 million
•Net income attributable to Meritor and net income from continuing operations attributable to Meritor of $73 million
•Diluted earnings per share from continuing operations of $1.02
•Adjusted income from continuing operations attributable to the company of $77 million, or $1.07 of adjusted diluted earnings per share
•Adjusted EBITDA of $142 million and adjusted EBITDA margin of 11.7 percent
•Operating cash flow was $117 million
•Free cash flow was $93 million

Third-Quarter Results
For the third quarter of fiscal year 2022, Meritor posted sales of $1,212 million, up $196 million, or approximately 19 percent, from the same period last year.

Net income attributable to Meritor and net income from continuing operations attributable to Meritor were each $73 million, or $1.02 per diluted share, compared to $42 million for each, or $0.58 per diluted share, in the same period last year.

Adjusted income from continuing operations attributable to the company in the third quarter of fiscal year 2022 was $77 million, or $1.07 of adjusted diluted earnings per share, compared to $45 million, or $0.62 of adjusted diluted earnings per share, in the same period last year.

Adjusted EBITDA was $142 million, compared to $107 million in the third quarter of fiscal year 2021. Adjusted EBITDA margin increased to 11.7 percent compared to 10.5 percent in the same period last year.

Cash provided by operating activities was $117 million in the third quarter of fiscal year 2022, compared to $39 million in the same period last year.

Cummins Transaction
On May 26, Meritor’s shareholders voted in favor of the Cummins acquisition bid, further validating the potential of what Cummins and Meritor can achieve together. The companies are working together to complete the acquisition this week as we have received all regulatory approvals to close the transaction.

About Meritor
Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking, aftermarket and electric powertrain solutions for commercial vehicle and industrial markets. With more than a 110-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers around the world. Meritor is based in Troy, Michigan, United States, and is made up of approximately 9,600 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 19 countries. Meritor common stock is traded on the New York Stock Exchange under the ticker symbol MTOR. For important information, visit the company's website at www.meritor.com.

Forward-Looking Statement
This release contains statements relating to future results of the company (including certain outlooks, projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "estimate," "should," "are likely to be," "will" and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement pursuant to which the company would become a wholly owned subsidiary of Cummins Inc. (the "Merger"); the failure to satisfy any of the closing conditions to the completion of the Merger within the expected timeframes or at all; risks related to disruption of management’s attention from ongoing business operations due to the Merger; the effect of the announcement of the Merger on the ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the company does business, or on operating results and business generally; the ability to meet expectations regarding the timing and completion of the Merger; the duration and severity of the COVID-19 pandemic and its effects on public health, the global economy and financial markets, as well as our industry, customers, operations, workforce, supply chains, distribution systems and demand for our products; the ongoing conflict between Russia and Ukraine; reliance on major OEM customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, transportation and labor, and our ability to manage or recover such costs; technological changes in our industry as a result of the trends toward electrified drivetrains and the integration of advanced electronics and their impact on the demand for our products and services; our ability to manage possible adverse effects on European markets or our European operations, or financing arrangements related thereto in the event one or more countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); risks related to our joint ventures; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; our ability to successfully integrate the products and technologies of the commercial vehicles business of Siemens and future results of such acquisition, including its generation of revenue and it being accretive; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle production in the future; OEM program delays;

demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any proceedings or related liabilities with respect to environmental, asbestos-related, or other matters; rising costs of pension benefits; possible changes in accounting rules; and other substantial costs, risks and uncertainties, including but not limited to those detailed in our Annual Report on Form 10-K for the year ended September 30, 2021 and from time to time in other filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters generally end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

Non-GAAP Financial Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP"), we have provided information regarding non-GAAP financial measures. These non-GAAP financial measures include adjusted income (loss) from continuing operations attributable to the company, adjusted diluted earnings (loss) per share from continuing operations, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA, segment adjusted EBITDA margin, free cash flow and free cash flow conversion.

Adjusted income (loss) from continuing operations attributable to the company and adjusted diluted earnings (loss) per share from continuing operations are defined as reported income (loss) from continuing operations and reported diluted earnings (loss) per share from continuing operations before restructuring expenses, asset impairment charges and other special items as determined by management. Adjusted EBITDA is defined as income (loss) from continuing operations before interest, income taxes, depreciation and amortization, non-controlling interests in consolidated joint ventures, loss on sale of receivables, restructuring expenses, asset impairment charges and other special items as determined by management. Adjusted EBITDA margin is defined as adjusted EBITDA divided by consolidated sales from continuing operations. Segment adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization, noncontrolling interests in consolidated joint ventures, loss on sale of receivables, restructuring expense, asset impairment charges and other special items as determined by management. Segment adjusted EBITDA excludes unallocated legacy and corporate expense (income), net. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by consolidated sales from continuing operations, either in the aggregate or by segment as applicable. Free cash flow is defined as cash flows provided by (used for) operating activities less capital expenditures. Free cash flow conversion is defined as free cash flow over adjusted income from continuing operations attributable to the company. Beginning in the second quarter of fiscal year 2021, the company no longer includes an adjustment for non-cash tax expense related to the use of deferred tax assets in jurisdictions with net operating loss carryforwards or tax credits in adjusted income (loss) from continuing operations attributable to the company and adjusted diluted earnings (loss) per share from continuing operations.

Management believes these non-GAAP financial measures are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA, segment adjusted EBITDA margin, adjusted income (loss) from continuing operations attributable to the company, adjusted diluted earnings (loss) per share from continuing operations and free cash flow conversion are meaningful measures of performance to investors as they are commonly utilized to analyze financial performance in our industry, perform analytical comparisons, measure value creation, benchmark performance between periods and measure our performance against externally communicated targets.

Free cash flow is used by investors and management to analyze our ability to service and repay debt and return value directly to shareholders. Free cash flow conversion is a specific financial measure of our M2022 plan used to measure the company's ability to convert earnings to free cash flow and provides useful information about our ability to achieve strategic goals.

Management uses the aforementioned non-GAAP financial measures for planning and forecasting purposes, and segment adjusted EBITDA is also used as the primary basis for the Chief Operating Decision Maker ("CODM") to evaluate the performance of each of our reportable segments.

Our Board of Directors uses adjusted EBITDA margin, free cash flow, adjusted diluted earnings (loss) per share from continuing operations and free cash flow conversion as key metrics to determine management’s performance under our performance-based compensation plans, provided that, solely for this purpose, adjusted diluted earnings (loss) per share from continuing operations also includes an adjustment for the use of deferred tax assets in jurisdictions with net operating loss carryforwards or tax credits.

Adjusted income (loss) from continuing operations attributable to the company, adjusted diluted earnings (loss) per share from continuing operations, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA, segment adjusted EBITDA margin and free cash flow conversion should not be considered a substitute for the reported results prepared in accordance with GAAP and should not be considered as an alternative to net income or cash flow conversion calculations as an indicator of our financial performance. Free cash flow and free cash flow conversion should not be considered a substitute for cash provided by (used for) operating activities, or other cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, these non-GAAP cash flow measures do not reflect cash used to repay debt or cash received from the divestitures of businesses or sales of other assets and thus do not reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

MERITOR, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Sales	$1,212	$1,016	$3,350	$2,888
Cost of sales	(1,058)	(884)	(2,932)	(2,493)
GROSS PROFIT	154	132	418	395
Selling, general and administrative	(63)	(69)	(195)	(203)
Other operating expense, net	(2)	(4)	(6)	(13)
OPERATING INCOME	89	59	217	179
Other income, net	10	12	38	49
Equity in earnings of affiliates	12	8	30	24
Interest expense, net	(14)	(20)	(39)	(65)
INCOME BEFORE INCOME TAXES	97	59	246	187
Provision for income taxes	(21)	(14)	(48)	(43)
INCOME FROM CONTINUING OPERATIONS	76	45	198	144
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	1	—
NET INCOME	76	45	199	144
Less: Net income attributable to noncontrolling interests	(3)	(3)	(10)	(7)
NET INCOME ATTRIBUTABLE TO MERITOR, INC.	$73	$42	$189	$137

NET INCOME ATTRIBUTABLE TO MERITOR, INC.
Net income from continuing operations	$73	$42	$188	$137
Income from discontinued operations	—	—	1	—
Net income	$73	$42	$189	$137

DILUTED EARNINGS PER SHARE
Continuing operations	$1.02	$0.58	$2.63	$1.87
Discontinued operations	—	—	0.01	—
Diluted earnings per share	$1.02	$0.58	$2.64	$1.87

Diluted average common shares outstanding	71.8	72.8	71.5	73.2

MERITOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
(in millions)

	June 30, 2022	September 30, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$105	$101
Receivables, trade and other, net	753	534
Inventories	710	601
Other current assets	60	50
TOTAL CURRENT ASSETS	1,628	1,286
NET PROPERTY	501	517
GOODWILL	497	507
OTHER ASSETS	628	628
TOTAL ASSETS	$3,254	$2,938
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term debt	$19	$19
Accounts and notes payable	797	573
Other current liabilities	301	308
TOTAL CURRENT LIABILITIES	1,117	900
LONG-TERM DEBT	1,023	1,008
RETIREMENT BENEFITS	160	191
OTHER LIABILITIES	220	224
TOTAL LIABILITIES	2,520	2,323

EQUITY:
Common stock (June 30, 2022 and September 30, 2021, 104.7 and 104.0 shares issued and 70.9 and 70.1 shares outstanding, respectively)	106	105
Additional paid-in capital	770	798
Retained earnings	1,141	935
Treasury stock, at cost (June 30, 2022 and September 30, 2021, 33.9 and 33.9 shares, respectively)	(632)	(632)
Accumulated other comprehensive loss	(689)	(632)
Total equity attributable to Meritor, Inc.	696	574
Noncontrolling interests	38	41
TOTAL EQUITY	734	615
TOTAL LIABILITIES AND EQUITY	$3,254	$2,938

MERITOR, INC.
ADJUSTED EBITDA — RECONCILIATION
Non-GAAP
(Unaudited)
(in millions)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Net income attributable to Meritor, Inc.	$73	$42	$189	$137
Income from discontinued operations, net of tax, attributable to Meritor, Inc.	—	—	(1)	—
Income from continuing operations, net of tax, attributable to Meritor, Inc.	$73	$42	$188	$137

Interest expense, net	14	20	39	65
Provision for income taxes	21	14	48	43
Depreciation and amortization	25	26	75	78
Noncontrolling interests	3	3	10	7
Loss on sale of receivables	2	1	5	3
Transaction costs (1)	3	—	12	—
Restructuring	1	1	5	9
Brazil VAT Credit (2)	—	—	—	(22)
Adjusted EBITDA	$142	$107	$382	$320

Adjusted EBITDA margin (3)	11.7%	10.5%	11.4%	11.1%
(1) Represents transaction expenses primarily related to the Merger.
(2) Amount relates to a pre-tax loss recovery, net of legal expenses, on the overpayment of VAT in Brazil.
(3) Adjusted EBITDA margin equals adjusted EBITDA divided by consolidated sales from continuing operations.

MERITOR, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(in millions)

	Nine Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES
Income from continuing operations	$198	$144
Adjustments to income from continuing operations to arrive at cash provided by operating activities:
Depreciation and amortization	75	78
Deferred income tax expense	—	1
Restructuring costs	5	9
Equity in earnings of affiliates	(30)	(24)
Stock compensation expense	13	14
Pension and retiree medical income	(40)	(39)
Loss on debt extinguishment	—	11
Dividends received from equity method investments	15	7
Pension and retiree medical contributions	(7)	(8)
Restructuring payments	(9)	(11)
Changes in off-balance sheet accounts receivable securitization and factoring programs	134	35
Changes in receivables, inventories and accounts payable	(251)	(103)
Changes in other current assets and liabilities	(19)	26
Changes in other assets and liabilities	(2)	6
Operating cash flows provided by continuing operations	82	146
Operating cash flows used for discontinued operations	(3)	—
CASH PROVIDED BY OPERATING ACTIVITIES	79	146
INVESTING ACTIVITIES
Capital expenditures	(63)	(47)
Other investing activities	5	(3)
CASH USED FOR INVESTING ACTIVITIES	(58)	(50)
FINANCING ACTIVITIES
Proceeds from debt issuances	—	275
Redemption of notes	—	(458)
Redemption of convertible notes	—	(53)
Debt issuance costs	—	(5)
Term loan payments	(13)	(9)
Other financing activities	—	(1)
Net change in debt	(13)	(251)
Repurchase of common stock	—	(25)
CASH USED FOR FINANCING ACTIVITIES	(13)	(276)
EFFECT OF CHANGES IN FOREIGN CURRENCY EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(4)	3
CHANGE IN CASH AND CASH EQUIVALENTS	4	(177)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	101	315
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$105	$138

MERITOR, INC.
FREE CASH FLOW — RECONCILIATION
Non-GAAP
(Unaudited, in millions)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Cash provided by operating activities	$117	$39	$79	$146
Capital expenditures	(24)	(21)	(63)	(47)
Free cash flow	$93	$18	$16	$99

MERITOR, INC.
ADJUSTED INCOME AND EARNINGS PER SHARE — RECONCILIATION
Non-GAAP
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Income from continuing operations attributable to the company	$73	$42	$188	$137
Adjustments:
Restructuring	1	1	5	9
Loss on debt extinguishment	—	3	—	11
Brazil VAT Credit (1)	—	—	—	(22)
Transaction costs (2)	3	—	12	—
Tax effect of adjustments (3)	—	(1)	(1)	3
Adjusted income from continuing operations attributable to the company	$77	$45	$204	$138

Diluted earnings per share from continuing operations	$1.02	$0.58	$2.63	$1.87
Impact of adjustments on diluted earnings per share	0.05	0.04	0.22	0.02
Adjusted diluted earnings per share from continuing operations	$1.07	$0.62	$2.85	$1.89

Diluted average common shares outstanding	71.8	72.8	71.5	73.2
(1) Amount relates to a pre-tax loss recovery, net of legal expenses, on the overpayment of VAT in Brazil.
(2) Represents transaction expenses primarily related to the Merger.
(3) Amount for the nine months ended June 30, 2022 includes $1 million of income tax benefits related to restructuring. The three months ended June 30, 2021 includes $1 million of income tax benefits related to restructuring and the loss on debt extinguishment. The nine months ended June 30, 2021 includes $7 million of income tax expense related to the Brazilian VAT Credit, $2 million of income tax benefits for the loss on debt extinguishment and $2 million of income tax benefits related to restructuring.